 Exhibit 10.1

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is entered into as of the 10th day of September, 2014 (the “Effective Date”) by and between Vaccinogen, Inc. having its registered address at 5300 Westview Drive, Suite 406, Frederick, MD 21703 (“Vaccinogen” or “Company”), and RxTrials, Inc. d/b/a OnPoint CRO, having its registered address at 2838 Leaf Shade Drive, Suite B, Ellicott City, MD 21042 USA (“RxTrials”). The above parties are hereinafter referred to each as a “Party” and jointly as the “Parties.”

RECITALS

WHEREAS, Vaccinogen wishes to conduct a multi-center clinical trial entitled “A Randomized Multicenter Study of Active Specific Immunotherapy with OncoVAX® in Patients with State II Colon Cancer” (herein “OncoVAX Study”) Protocol No. Vaccinogen, Inc. ASI 2005-03 in accordance with the protocol attached hereto as Exhibit D and incorporated herein by reference (“Protocol”); and

WHEREAS, RxTrials specializes in providing protocol development, site selection, site enrollment diagnostics, enrollment management, site and investigator education, clinical trial awareness services, clinical operations, and project management on behalf of clinical trial sponsors; and

WHEREAS, Vaccinogen wishes to retain RxTrials to provide services of site selection, clinical operations, project management (including management of third party vendors contracted to Vaccinogen to provide services including but not limited to data management, biostatistics, medical monitoring, and safety reporting), and trial enrolment for the OncoVAX Study in colon cancer; and

WHEREAS, RxTrials and Vaccinogen desire to enter into a Master Services Agreement to set forth the terms and conditions under which Vaccinogen would engage RxTrials to perform such services in connection with the OncoVAX Study;

NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements and conditions contained herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

DEFINITIONS

In this Master Services Agreement, the following initially capitalized terms shall have the following meanings:

Initials by RxTrials: _________

Initials by Vaccinogen: _________

“Affiliates” with respect to a person or entity shall mean any other person or entity that directly, or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person or entity; for the purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with”, shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a person or entity.

“Applicable Laws” shall mean all applicable provisions of all statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards judgments, permits and licenses of or from governmental authorities, including, without limitation, those relating to or governing the use or regulation of the investigational product.

“Business Day” means any day that is not a Saturday, a Sunday or a national holiday in the United States. For avoidance of doubt, any reference to “day” herein shall mean calendar days.

“Change Order” shall mean a specific form of amendment to a Task Order, to be used when the Parties mutually agree to modify the scope of the Services or the assumptions on which a Task Order is based. A Change Order form is attached to this Agreement as Exhibit B.

“Confidential Information” shall mean all information (including, without limitation, Study Protocols, case report forms, clinical data, other data, reports, specifications, computer programs or models and related documentation, business information, know-how, trade secrets, including, without limitation, any products, technologies and know-how, and any product developments and modifications) pertaining to the Study. This Master Service Agreement and the terms and conditions herein shall be considered to be Vaccinogen Confidential Information. RxTrials’ processes, know-how, and business information shall be considered RxTrials Confidential Information. Confidential Information does not include information which the receiving Party can establish by reliable written evidence that (i) at the date of its disclosure is publicly known or at any time after that date becomes publicly known (other than by breach of this Agreement), or (ii) was in its possession at the time of disclosure and was not obtained, directly or indirectly, by or as a result of breach of a confidentiality obligation under this Agreement.

“GxP” shall mean collectively Good Manufacturing Practices (GMP), Good Laboratory Practices (GLP), Good Clinical Practices (GCP) and Good Clinical Laboratory Practices (GCLP).

“Representatives” shall mean a Party's directors, officers, employees, agents and representatives.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

“Services” mean the services to be performed by RxTrials and obligations undertaken by RxTrials as outlined in this Agreement and in Exhibits A and B, attached hereto and made a part hereof. For avoidance of doubt, Services includes services performed by any subcontractor of RxTrials.

“Study” shall mean a clinical trial relating to Vaccinogen’s cancer immunotherapies conducted by, or on behalf, of Vaccinogen or its Affiliates, or such a study or trial sponsored by a Third Party that receives support from Vaccinogen or Vaccinogen Affiliates within the framework of which the Parties agree that RxTrials or its Affiliates shall perform the Services.

1            Task Orders and Services

1.1           .RxTrials hereby agrees to perform services for Vaccinogen from time to time under the terms set forth in this Agreement.

1.2           Services to be performed by RxTrials shall be mutually agreed upon by the Parties and set forth in Task Orders. Each Task Order shall define the scope and timelines of RxTrials’ Services and otherwise set out the additional terms and conditions applicable to RxTrials’ Services with respect to the Study. Each Task Order will incorporate by reference the terms of this Agreement. Any Services shall be carried out by RxTrials upon the terms and conditions set forth in this Agreement and under specific terms and conditions set forth in each Task Order (hereinafter collectively referred to as the “Terms and Conditions”). In the event of any conflict between this Agreement and any provision of a Task Order, the terms of this Agreement shall control, except to the extent the Task Order expressly states that the provision in the Task Order takes precedence with respect to the Services provided under such Task Order. A sample Task Order form is attached as Exhibit A to this Agreement.

1.3           Any necessary modifications to a Task Order, whether following a Study Protocol amendment, procedure modification or not, shall only be effective when made by a written Change Order executed by both Parties. A Change Order form is attached as Exhibit B to this Agreement. Each Party shall respond promptly to a request for a Change Order made by the other Party. As part of a Change Order request or response, RxTrials will propose, in writing, any necessary modifications to the milestone dates, target dates and other timelines, fees or costs described in the Task Order. No change to the Scope of Work and/or Budget in respect of the Services to be provided under any Task Order shall be effective unless it is set forth in a Change Order executed by both Parties.

1.4           RxTrials shall not subcontract any Services to another entity without Vaccinogen’s prior written approval, and such approval shall not be unreasonably withheld by Vaccinogen. RxTrials agrees that any approved subcontractor will be required to execute a written agreement which extends all relevant obligations of RxTrials under this Master Agreement and the applicable Task Order to the subcontractor. RxTrials shall be solely liable for ensuring the satisfactory performance of all subcontracted Services by subcontractors selected by RxTrials and approved by Vaccinogen. Any subcontract shall be in writing and shall include a provision that grants Vaccinogen rights to monitor the subcontractor, conduct inspections and audits of the subcontractor’s facilities (if applicable), and to receive notice of regulatory actions and communications, and in each case such benefits shall be on terms no less favorable than those provided to Vaccinogen under this Agreement.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

2            Compensation for Services Rendered

2.1           In consideration for RxTrials’ performance of the Services under a Task Order, Vaccinogen shall pay RxTrials’ fees in accordance with the terms of the relevant executed Task Order and as set forth in Schedule B attached to the relevant Task Order, which references the negotiated fee schedule attached as Exhibit C to this Agreement. All fees shall be paid in United States currency; if at any time any service or pass-through in any Task Order or Amendment requires RxTrials to incur costs in non-United States currency, such costs will be budgeted and paid by Vaccinogen in the equivalent U.S. currency based on the exchange rate obtained from www.oanda.com for the first Business Day of the calendar month of the date of the relevant invoice to Vaccinogen. Vaccinogen shall have no obligation for any pass-through cost that is not invoiced to it within ninety (90) days of the date that such pass-through cost is incurred by RxTrials.

2.2           RxTrials shall provide to Vaccinogen separate invoices for each Task Order within fifteen (15) days of the end of each calendar month. Pass-through expenses must be invoiced no later than forty-five (45) days after the end of a calendar month. RxTrials shall provide Vaccinogen with estimates of unbilled amounts incurred no later fifteen (15) days after the end of a calendar month. Unless otherwise stated in a Task Order, all amounts due under any undisputed invoice shall be paid within forty-five (45) days of receipt by Vaccinogen of the applicable invoice, other than the initial payment due which shall be paid by Vaccinogen within three (3) business days of signing this Agreement. All payments will be made to RxTrials via electronic funds transfer using bank information to be provided separately and in writing by RxTrials.

2.3           With respect to each Task Order, Vaccinogen or its designee shall have the right, at any time during the term of the applicable Task Order and for a period of two (2) years thereafter, with reasonable advance written notice, to audit RxTrials financial and other records relating to RxTrials performance under such Task Order (including institution and investigator records and RxTrials records regarding investigator fees paid pursuant to the Study) (collectively the “First Audit”). In the event that any such audit reveals any excess amounts paid by Vaccinogen (“Overpayment”), RxTrials shall promptly pay to Vaccinogen any such amounts with interest of ten percent (10%) per annum which will be calculated on the basis of the number of days such amounts remained overpaid and, in the event that such excess amounts represent more than five percent (5%) of what was actually owed, RxTrials shall promptly reimburse Vaccinogen for the cost of such audit, and then RxTrials or its designee shall have the right to conduct a second audit (“Second Audit”) within thirty (30) days. If the findings of the Second Audit do not show an Overpayment, Vaccinogen shall pay RxTrials (i) the amount paid by RxTrials to Vaccinogen as a result of the First Audit and (ii) the cost of the Second Audit. The rights provided in this Section shall be cumulative and in addition to any other rights or remedies that may be available to Vaccinogen. Any auditor designated by either Party under this Section 2.3 shall not be compensated on a contingency basis.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

2.4           Any significant change to the scope of the Services in a Task Order shall result in an adjustment to the related Budget by amendment and shall be subject to a Change Order.

2.5           No changes to the scope of the Services recited in a Task Order can be implemented by RxTrials without prior written approval via a Task Order from the Vaccinogen Representative. It will be RxTrials’ responsibility to proactively identify additional services outside the original scope of Services that need to be performed in furtherance of the implementation of such change. RxTrials shall submit to the Vaccinogen Representative the costs associated with the performance of such additional services for initiating a Change Order to the relevant Task Order.

2.6           Additional services not specifically recited in the Master Service Agreement may be contracted separately upon mutual written agreement of the Parties.

2.7           RxTrials will assess, and Vaccinogen agrees to pay, a late payment penalty fee which is interest of ten percent (10%) per annum on the amount overdue, and which will be assessed monthly against any unpaid overdue balance, except against amounts reasonably withheld by Vaccinogen due to RxTrials’s (i) failure to provide Services or (ii) other breach of this Agreement pending resolution of dispute as described in Section 18 of this Agreement. Such late payment fees will continue to be applied and paid, if applicable, in the event of termination, suspension, or expiration of this Agreement.

3            Regulatory Compliance

3.1           During the term of this Agreement and while performing Services under any Task Order and any renewals thereof, RxTrials shall comply with the Protocol, all applicable foreign, federal, state and local laws, rules and regulations and guidance documents, and those of any relevant regulatory authority outside the United States such as the European Medicines Agency (EMA), including but not limited to, rules governing United States federal and state healthcare programs, and rules and regulations promulgated by FDA, rules and regulations with respect to the Services performed by RxTrials hereunder, including GxP and the requirements of 21 C.F.R. Part 312, Good Clinical Practices, including but not limited to the Drug and Cosmetic Act, 1940 and the regulations promulgated pursuant thereto, with the standard of care customary in the contract research organization industry and consistent with ethical principles acceptable to the worldwide community for the conduct of clinical trials. In the event of any actual or alleged noncompliance with GxP, the Protocol, or with applicable foreign, federal, state, or local laws, rules, or regulations (anywhere in the world) that may affect the integrity of Study data, RxTrials shall notify Vaccinogen in writing immediately.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

3.2           Vaccinogen shall comply with all applicable laws, regulations and guidance documents, including but not limited to, rules governing United States federal and state healthcare programs, while conducting Study or Clinical Trial under any Task Order.

3.3           While on Vaccinogen’s premises or while on the premises of Vaccinogen’s study sites, RxTrials and its Representatives shall comply with Vaccinogen’s policies, provided that Vaccinogen has delivered to RxTrials a written copy of any such applicable policies.

3.4           Parties expressly agree to comply with federal regulations for the protection of human subjects. Each Party shall immediately notify the other Party with regard to any safety or regulatory issues resulting from or arising out of any Study or Clinical Trial.

4            Use and Disclosure of Confidential Information

4.1           Any current Task Order or potential Task Order which is the subject of consideration, evaluation and discussion between the Parties and the existence and contents of this Agreement shall be considered Confidential Information.

4.2           The Parties agree that the Confidential Information may be used solely for the purpose of performing each Party’s obligations under this Agreement and not for any other purpose. Except as provided in Section 4.5 below, the Confidential Information will be held in complete and strict confidence and may only be disclosed to Representatives of the Parties on a strict need-to-know basis for the performance of such Party’s obligations under the Agreement.

4.3           The Parties undertake to ensure that each of its Representatives who receive Confidential Information is made aware of and observes the obligations under this Agreement. For the avoidance of any doubt, any disclosure or unauthorized use of any Confidential Information under this Agreement by any of the Representatives of a Party shall constitute a breach by the relevant Party of this Agreement.

4.4           Upon written request by either Party, each Party agrees that it will, as soon as reasonably practicable, return or destroy (at the disclosing Party’s discretion) all copies of any document in such Party’s or such Party’s Representative’s possession containing or reflecting Confidential Information, provided however that the Parties may retain copies of such Confidential Information for purposes of performing their obligations under this Agreement and as applicable regulations may require.

4.5           Section 4.2 above does not, however, apply to the extent that any Party is required to make a disclosure of Confidential Information by law or pursuant to any order of court or other competent authority or tribunal or by any applicable stock exchange regulations or the regulations of any other recognized market place. In the event that any Party would be required to make any such disclosure, each Party undertakes to give the other Party prompt and reasonable notice prior to any such disclosure in order to make it possible for the other Party to seek an appropriate protective order or other remedy. Each Party also agrees and undertakes to use its best efforts to ensure that any Confidential Information disclosed under this Section 4.5, to the extent possible, will be treated confidentially by any Party receiving such Confidential Information.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

4.6           Neither Party, nor any of its Representatives, makes any representation or warranty, express or implied, as to the accuracy, reliability or completeness of any of the Confidential Information, and neither Party, nor any of its Representatives, will have any liability whatsoever to the other Party resulting from any unauthorized use of the Confidential Information.

4.7           RxTrials acknowledges all Confidential Information, including the discussions between the Parties hereto, are considered inside information under applicable law and that neither RxTrials nor any of its Representatives may deal in price-affected securities in relation to the inside information, encourage another person to deal in price-affected securities or disclose the inside information except as permitted by law.

5            Non-solicitation

5.1           Neither Party shall, during the term of this Agreement and for a period of one year following its termination, either directly or indirectly recruit, solicit, induce or attempt to induce any current director, officer or employee of the other Party (including any director, officer or employee of any company within the same group as the other Party) to terminate his or her employment with such Party or otherwise be employed by it or any other person, firm or company and shall not approach any such employee for such purpose or authorize or approve the taking of such action by any other person without the prior written consent of the other Party.

5.2           Neither Party shall, during the term of this Agreement and for a period of one years following its termination, other than in the ordinary course of business, either directly or indirectly approach, recruit, solicit, induce or attempt to induce any person or entity that is a customer, supplier, agent, representative or adviser of the other Party, or that the Parties otherwise know has some form of business relationship of any kind with the other Party, to cease, restrict or vary in any way its relationship with the other Party without the prior written consent of the other Party, but in any event not in connection with a current or potential Task Order.

6            Contacts

6.1           All communications made by Vaccinogen to RxTrials in connection with the provision of Services under this Agreement or in connection with any current or potential Task Order shall be directed to Adam R. Chasse, MHA, Chief Operating Officer, adam.chasse@rxtrialsinc.com, 410-465-2455 x113.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

6.2           All communications made by RxTrials to Vaccinogen in connection with the provision of Services under this Agreement or in connection with any current or potential Task Order shall be directed to Andrew Tussing, Chief Executive Officer, atussing@vaccinogeninc.com, 301 668 8400 or his designee which shall be provided in writing.

7            Term and Termination; Effect of Termination

7.1           This Master Services Agreement shall take effect on the Effective Date and is contingent upon an accepted budget by Vaccinogen. The Agreement shall continue until the earlier of (i) seven (7) years after the Effective Date (the “Term”), (ii) the date that all Services under all Task Orders executed prior to the expiration of the Term are completed or (iii) when otherwise terminated by the Parties in accordance with this Section 7.

7.2           Either Party may terminate this Agreement immediately upon written notice to the other Party upon the occurrence of any of the following: (1) the other Party shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (2) an involuntary case or other proceeding shall be commenced against the other Party or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; (3) failure of the other Party to maintain proper levels of security and protection from disclosure of any unauthorized third party patient information or a Party’s Confidential Information; or (4) an order for relief shall be entered against the other Party or any of its subsidiaries under the federal bankruptcy laws now or hereafter in effect.

7.3           Vaccinogen may terminate this Agreement, without cause, upon providing ninety (90) days written notice to RxTrials. RxTrials may terminate this Agreement, without cause, upon providing ninety (90) days prior written notice to Vaccinogen.

7.4           Vaccinogen may terminate this Agreement and any Task Order immediately upon written notice to RxTrials for safety concerns or as otherwise required by any applicable law or regulation.

7.5           Vaccinogen may terminate this Agreement or any Task Order immediately upon written notice to RxTrials if RxTrials fails to remedy a material breach of the Agreement or provide a corrective action plan which is reasonably acceptable to Vaccinogen within thirty (30) days after written notice by Vaccinogen to RxTrials of the breach.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

7.6           RxTrials may terminate this Agreement or any Task Order immediately upon written notice to Vaccinogen if Vaccinogen fails to remedy a material breach of the Agreement or provide a corrective action plan which is reasonably acceptable to RxTrials within thirty (30) days after written notice by RxTrials to Vaccinogen of the breach.

7.7           RxTrials may suspend performance of this Agreement or any Task Order in the event Vaccinogen fails to make timely payments, provided that RxTrials shall give Vaccinogen fifteen (15) days written notice of such non-payment before suspension of performance.

7.8           Termination or expiration of this Agreement shall not affect any rights or obligations which have accrued prior thereto or in connection therewith, or any obligations hereunder which by their terms survive termination or expiration.

7.9           Upon notice of Termination of a Task Order by or to RxTrials, RxTrials (1) shall use commercially reasonable efforts to conclude or transfer any uncompleted Services, as directed by Vaccinogen, as expeditiously as possible, and (2) shall not undertake future work, incur additional expenses, or enter into further commitments with regard to any Services, except as mutually agreed upon in writing by the Parties.

7.10         Within thirty (30) days or as soon as practicably possible thereafter, or such other period of time mutually agreed to in writing by the Parties, after the effective date of termination of this Agreement or a Task Order, RxTrials shall deliver to Vaccinogen all materials, data and information either to the Study or to the Services which are Vaccinogen’s property as defined under Section 9 of this Agreement or the relevant Task Order.

8            Failure to Perform; Remedies

8.1           Vaccinogen may terminate the Agreement immediately upon notice to RxTrials if (i) RxTrials does not provide Services conforming to the Services set forth in each Task Order in all material respects, (ii) such failure is due to a reason other than a Force Majeure Event (as described below in Section 8.2) or Vaccinogen’s negligence or failure to act as reasonably required under this Agreement, (iii) Vaccinogen has provided timely notice to RxTrials in writing of such material non-compliance, and (iv) Vaccinogen has allowed RxTrials thirty (30) days from the date of such notice to correct such material non-compliance or provide a corrective action plan reasonably acceptable to Vaccinogen.

8.2           Neither Party shall be liable or deemed to be in default under this Agreement for any delay due to causes beyond the control of the Party, including but not limited to, war, civil disorders, acts of terrorism, acts of God, explosions, fires, electrical or other utility failures, government action (“Force Majeure Event”), provided that the affected Party promptly notifies the other Party of the causes and its effects on the affected Party's performance hereunder. For avoidance of doubt, performance shall be excused only to the extent of and during the reasonable continuance of such Force Majeure Event.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

9           Deliverables, Work Product & Intellectual Property

9.1           All methodologies, innovations, discoveries, modifications, and practices conceived, reduced to practice, made or developed by RxTrials for protocol development, site selection, site enrolment diagnostics, patient treatment, immunotherapy, enrollment management, site and investigator education, and clinical trial awareness services in connection with RxTrials’ performance of the Services related to, and solely applicable to, the Study shall be the sole and exclusive property of Vaccinogen, and RxTrials hereby assigns all of its rights to all of the foregoing to Vaccinogen. All methodologies, innovations, discoveries and practices conceived, reduced to practice, made or developed by RxTrials not exclusively related to the Services shall be the sole property of RxTrials. All other reports, communications, materials, information, innovations and discoveries (whether or not patentable or copyrightable) conceived, reduced to practice, made or developed by RxTrials solely or jointly with others in connection with RxTrials’ performance of the Services shall be promptly disclosed to and be the sole property of Vaccinogen, and RxTrials hereby assigns all of its rights to all of the foregoing to Vaccinogen.

9.2           Notwithstanding the foregoing, Vaccinogen shall not acquire ownership of any materials, information, products, costs, operational techniques, financial and tax information, projections, research and development plans, inventions, trade secrets and know-how and/or other intellectual property owned by RxTrials prior to RxTrials’ performance of Services under this Agreement or that is licensed by RxTrials from any third party.

10          Presentations, Publications and Publicity

10.1         Other than describing performance metrics in its marketing efforts in a manner that does not name Vaccinogen nor disclose study details, and that only references a Study in broad therapeutic terms (e.g., “surgical oncology study”), RxTrials shall not present or publish, nor submit for publication, any work resulting from the Services without Vaccinogen’s prior written approval.

10.2         No Party hereto shall use any other Party’s or its Affiliates names or trademarks for publicity or advertising purposes, except with the prior written consent of such other Party.

11          Representation and Warranties

11.1         Each Party represents and warrants that the total payment for the Services represents fair market value for the Services and has not been determined in any manner that takes into account the volume or value of any referrals or business between RxTrials and Vaccinogen.

11.2         Each Party hereby represents and warrants that it has not and will not use in any capacity the services of any individual, corporation, partnership or association which has been debarred, and has not been convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a(a) and (b). In the event that during the term of this Agreement, either Party or any of its employees or agents who perform Services hereunder is debarred or receives notice of an action or threat of action of debarment, that Party shall immediately notify the other Party of same.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

12         Independent Contractor

12.1         RxTrials' status under this Agreement is that of an independent contractor. Vaccinogen shall not be responsible for withholding, and shall not withhold, FICA or taxes of any kind from any payments it owes to RxTrials.

12.2         RxTrials shall not be deemed an agent, partner, employee or joint venture partner of Vaccinogen for any purpose whatsoever. RxTrials does not have the authority to take action on Vaccinogen’s behalf or to bind Vaccinogen, and RxTrials shall not enter into any contract or agreement with a third party that purports to obligate or bind Vaccinogen.

12.3         This Agreement shall not entitle RxTrials to participate in any benefit plan or program of Vaccinogen.

12.4         RxTrials is not entitled to worker’s compensation coverage by Vaccinogen, and RxTrials hereby waives any and all rights RxTrials may have to be covered under Vaccinogen’s worker’s compensation policies.

13         Indemnification

13.1          Vaccinogen hereby agrees to indemnify RxTrials and its affiliates, employees, directors, officers and agents and to defend and hold them harmless against any liability, judgment, demand, action, suit, loss, damage, cost and other expense (including but not limited to reasonable attorney’s fees and court costs) (“Liability”) resulting from any third party claims made or proceedings brought against RxTrials to the extent that such Liability arises as a result of the Vaccinogen’s negligence, willful misconduct, breach of the representations and warranties set forth in this Agreement, or other claim based upon a defective product or other product liability, or as a result of RxTrials’ performance of the Services; except to the extent that such Liability results from RxTrials’ negligence, wilful misconduct or breach of the representations or warranties set forth in this Agreement.

13.2         RxTrials agrees to indemnify Vaccinogen and its affiliates, employees, directors, officers and agents and hold them harmless from and against all liability, judgment, losses, damages, costs, claims, suites and other expenses (including reasonable attorney’s fees and court costs) (“Liability”) against Vaccinogen resulting from any third party claims made or proceedings brought against Vaccinogen to the extent that such Liability arises as a result of RxTrials' negligence, willful misconduct, wrongful acts or breach of the representations and warranties set forth in this Agreement.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

13.3         Under no circumstances, will RxTrials incur liability, admit fault, settle, or otherwise compromise any claims on behalf of Vaccinogen under this Section 13 without the prior written consent of Vaccinogen.

13.4         Under no circumstances shall either Party be liable to the other Party for incidental, indirect, consequential or special damages arising in connection with any default or breach of obligations under this agreement or any attachments hereto.

13.5         Throughout the Term of this Agreement, and for a period of five (5) years thereafter, each Party represents and warrants that it has and will maintain a policy of insurance at levels sufficient to support its obligations assumed herein, but the amount shall not be less than $1 million for each occurrence and $3 million aggregate for any injury, personal injury or death. Such insurance shall be comprehensive general and product liability insurance or such other forms that shall include coverage for clinical trials liability, contractual liability and products liability to cover their respective obligations hereunder, including indemnification obligations. Each Party shall provide the other Party with a copy of its certificate of insurance evidencing insurance coverage upon execution of this Agreement.

14         Waiver

14.1         No waiver of any term or condition of this Agreement in any instance shall be deemed to be or construed as a further or continuing waiver of such term or condition or of any other term or condition of this Agreement or Task Order. No course of dealing, usage of trade, waiver or non-enforcement shall be construed to modify or otherwise alter the terms and conditions of this Agreement. The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be a waiver of such Party’s right to demand strict compliance in the future.

15         Notices

15.1         All notices hereunder shall be in writing and shall be effective (i) upon deposit in the United States mail if sent via certified mail, return receipt requested with postage paid or (ii) when received if personally delivered by express courier or if sent via facsimile with confirmation of the facsimile transmission as follows:

If to RxTrials, address to:

RxTrials, Inc.
Attn: Christine Pierre
President
2838 Leaf Shade Drive
Suite B
Ellicott City, MD 21042 USA

(Fax) 410 465 2456

Initials by RxTrials: _________

Initials by Vaccinogen: _________

with a copy (which shall not constitute notice) to:

RxTrials
Attn: Adam Chasse, MHA
Chief Operating Officer
2838 Leaf Shade Drive
Suite B
Ellicott City, MD 21042 USA

If to Vaccinogen, address to:

Vaccinogen
Attn: Andrew Tussing
Chief Executive Officer
5300 Westview Drive
Suite 406
Fredrick, MD 21703 USA

(Fax) 301 631 2970

And

Attn: General Counsel (at same address)

16         Assignment; Subcontracting

16.1         In the event that RxTrials is permitted to subcontract any duty hereunder to a third party, such subcontractor must first be reviewed and found acceptable to Vaccinogen before being engaged for any Services or to perform any other acts hereunder. RxTrials shall obligate such subcontractor to comply with the terms and conditions of the Agreement. RxTrials shall at all times remain responsible and liable to Vaccinogen for the acts or omissions of such subcontractor activities as if such activities had been performed by RxTrials.

16.2         This Agreement may not be assigned by RxTrials, whether voluntarily or by operation of law, without the prior written consent of Vaccinogen, which may be withheld at its sole discretion. This Agreement may be assigned by Vaccinogen, upon notice to RxTrials, to a third party so long as the assignee agrees in writing to assume all of the obligations and rights of Vaccinogen. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the respective Parties.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

17         Miscellaneous

17.1         This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous agreements and undertakings with respect thereto. This Agreement may be modified only by written agreement signed by the Parties.

17.2         In case any one of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired

17.3         Sections 2, 3, 4, 5, 7, 8, 9, 10, 11, 13, and 18 hereof along with any other obligations of the Parties under this Agreement which by their nature would continue beyond the expiration or termination of this Agreement shall survive performance, termination or expiration of this Agreement or any Task Order for any reason, except for services performed or remaining unperformed at the time of termination.

17.4         The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to." "Or" is disjunctive but not necessarily exclusive. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached to this Agreement shall be deemed incorporated herein by reference as if fully set forth herein. Words such as "herein," "hereof," "hereto," "hereby" and "hereunder" refer to this Agreement and to the Exhibits and Schedules, taken as a whole. Except as otherwise expressly provided herein: (a) any reference in this Agreement to any agreement means such agreement as amended, restated, supplemented or otherwise modified from time to time; (b) any reference in this Agreement to any law shall include corresponding provisions of any successor law and any regulations and rules promulgated pursuant to such law or such successor law; and (c) all terms of an accounting or financial nature shall be construed in accordance with U.S. generally-accepted accounting principles, as in effect from time to time. Neither the captions to Sections or subdivisions thereof shall be deemed to be a part of this Agreement. The Recitals are part of the Agreement.

18         Governing Law and Jurisdiction; Dispute Resolution

18.1         This Agreement shall be governed by and construed in accordance with the laws of Maryland without regard to its principles of conflicts of laws, and any litigation arising out of this Agreement shall be conducted in a federal or state court of competent jurisdiction located in the state of Maryland.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

18.2         If a dispute arises between the Parties in connection with this Agreement, or a disagreement arises regarding the interpretation of any provision hereof (a “Dispute”), the Parties shall use the following procedure in good faith prior to either Party filing a lawsuit, commencing arbitration or pursuing other available judicial or nonjudicial remedies:

(i)     A meeting of the Parties shall be held within fourteen (14) days after either Party gives written notice of a Dispute to the other Party. The meeting shall be attended by the CEO of each Party or an individual designated by the CEO (of the respective Party) who has decision-making authority regarding the Dispute. The CEO(s) and/or designated individual(s), as the case may be, shall negotiate in good faith, be discreet, and use reasonable efforts to resolve the Dispute.

(ii)    If the Parties do not succeed in resolving the Dispute within thirty (30) days after notice of the Dispute from the other Party, either Party may file a lawsuit, commence arbitration or pursue other available judicial or nonjudicial remedies.

19         Counterparts; Electronic Signatures

19.1         For the convenience of the Parties, any number of counterparts of this Agreement may be executed by any one or more Parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

19.2         This Agreement may be circulated for signature through electronic transmission, including, without limitation, facsimile and email, and all signatures so obtained and transmitted shall be deemed for all purposes under this Agreement to be original signatures until such time, if ever, as original counterparts are exchanged by the Parties.

[ the Signature Page follows ]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Vaccinogen, Inc.		RxTrials, Inc.

By:	/s/ Andrew L. Tussing	By:	/s/ Christine Pierre

Name:	Andrew L. Tussing	Name:	Christine Pierre

Title:	Chief Executive Officer	Title:	Chief Executive Officer

List of Exhibits at time of Execution of the Agreement:

Exhibit A - Task Order Form

Exhibit B - Change Order Form

Exhibit C - Fee Schedule for Task Order RXTRIALS-001

Exhibit D - Protocol for RXTRIALS-Task Order 001

Exhibit E - Task Order RXTRIALS-001 (with Schedules A and B)

[ Signature Page to the Master Services Agreement between

Vaccinogen, Inc. and RxTrials, Inc. ]

Initials by RxTrials: _________

Initials by Vaccinogen: _________

 EXHIBIT A

TASK ORDER FORM

TASK ORDER RXTRIALS-XXX

This TASK ORDER is effective as of the ……. Day of …………. (the “Effective Date”) between RXTRIALS, INC. whose principal place of business is situated at 2838 Leaf Drive, Suite B, Ellicott City, MD 21042 and VACCINOGEN, INC., with offices located at 5300 Westview Drive, Suite 406, Frederick, MD 21703.

BACKGROUND

VACCINOGEN and RXTRIALS are Parties to Master Service Agreement with an effective date of <INSERT DATE>.

TASK ORDER EFFECTIVE DATE:	<INSERT DATE>

VACCINOGEN PROJECT NAME :	<INSERT PROJECT NAME>

STUDY TITLE:	<INSERT STUDY TITLE>

RXTRIALS Monitor:	<INSERT NAME>

VACCINOGEN Representative:	<INSERT NAME>

TASK ORDER EXPIRATION DATE:	<INSERT DATE>

1.          THE SERVICES

RXTRIALS agrees to perform the Services as outlined in Schedule A, attached and incorporated by reference as part of this Task Order, and in accordance with the terms of the Master Service Agreement.

2.          COMPENSATION

In consideration for its performance of Services under this Task Order, VACCINOGEN shall pay RXTRIALS in accordance with the payment schedule as documented in Schedule B, attached and incorporated by reference as part of this Task Order.

3.          TERM; TERMINATION

This Project Order shall continue until the Services are completed in accordance with the timelines set forth in Schedule A attached to this Task Order or until terminated as provided in the Master Service Agreement.

Initials by RxTrials: _________

Initials by Vaccinogen: _________

4.          INCORPORATION OF MASTER SERVICE AGREEMENT BY REFERENCE

The Terms and Conditions of the Master Service Agreement are hereby incorporated by reference into and made a part of this Task Order. Unless otherwise stated in this Project Order, all defined terms within the Master Service Agreement shall have the same meaning when used in this Task Order. If any provisions of this Task Order are in direct conflict with the Master Service Agreement so that the provisions of both cannot be given effect, the terms of this Task Order shall govern the specific issue.

5.          NOTICE.

In addition to the recipients of notice listed in the Master Service Agreement, notices applicable to this Task Order Agreement shall be sent to:

RXTRIALS Monitor:	VACCINOGEN representative:
Name: <INSERT NAME >
Name: <INSERT NAME>	Address :
Address :	Email address: <INSERT E-MAIL ADDRESS>
<INSERT ADDRESS>	Copy to: <INSERT NAME contract manager>
Email address: <INSERT E-MAIL ADDRESS>
Copy to:

7.          ENTIRE AGREEMENT.

This Project Order, including the incorporated Terms and Conditions of the Master Service Agreement, represent the entire and integrated agreement between RXTRIALS and VACCINOGEN and supersedes all prior negotiations, representations or agreements, either written or oral, regarding the Services subject of this Task Order.

VACCINOGEN, INC.	RXTRIALS, INC.

By	By
Name:	Name:
Title:	Title:
Date:	Date

SCHEDULE A – DESCRIPTION OF SERVICES\

-	Reference to Study Protocol (if applicable)
-	Study Plan or similar

Initials by RxTrials: _________

Initials by Vaccinogen: _________

o	Study
o	Goal of Services
o	Milestone schedule with timing
o	Deliverables
o	Reporting schedule (ex. milestone reports)

-	Key contact persons at VACCINOGEN and RXTRIALS side
-	ADD specific on activity
-

SCHEDULE B – BUDGET RELATING TO THE SERVICES

Payment schedule should be generally cost neutral throughout performance period, i.e. payments will be made according to the Services actually achieved during the invoiced period.

One invoice per Task Order should be dispatched regularly, at least but no more than once every 30 days, no later than 30 days after the end of each month throughout the course of the Master Services Agreement.

Each Invoice should include an itemized list, including services rendered, quantity of hours, identity of service provider/consultant name, and price extension.

The invoices should mention the timing of services rendered and a purchase order (PO) to be provided by VACCINOGEN (usually noted on the first page of the original Task Order document).

All payments will be made within thirty (30) days of receipt of the applicable invoice.

Total budget

-	Including cost of all requested Services
-	on basis of the fee schedule or price list.

 Initials by RxTrials: _________

Initials by Vaccinogen: _________

EXHIBIT B

CHANGE ORDER FORM

CHANGE ORDER

1.	All Change Orders shall be identified by

Change Order number:

Date submitted:

Application date:

Task Order(s) to amend:

Covered by Master Agreement with an effective date of <INSERT DATE>.

2.	Describe and motivate changes, modifications, or additions to the Services.

3.	These modifications were requested by

☐	VACCINOGEN
☐	RXTRIALS

4.          Impact on

-	Cost: (if applicable)

o	initial cost of Study :

o	changes in cost :

o	new final cost of Study :

-	Timing / Schedule: (if applicable)

o	Task Order will remain effective until __________

-	any other requirement: (if applicable)

SIGNATURE PAGE TO FOLLOW

Initials by RxTrials: _________

Initials by Vaccinogen: _________

5.          Change Order Is:

Approved and Accepted________

Signature of VACCINOGEN	Date

Name:

Title:

Signature of RXTRIALS	Date

Name:

Title:

EXHIBIT E

TASK ORDER RXTRIALS-001

This TASK ORDER is effective as of the 10th Day of September, 2014 (the “Effective Date”) between RXTRIALS, INC. d/b/a OnPoint CRO whose principal place of business is situated at 2838 Leaf Shade Drive, Suite B, Ellicott City, MD 21042 and VACCINOGEN, INC., with offices located at 5300 Westview Drive, Suite 406, Frederick, MD 21703.

BACKGROUND

Vaccinogen and RxTrials are Parties to the Master Services Agreement with an effective date of August 29, 2014.

TASK ORDER EFFECTIVE DATE:	September 10, 2014

VACCINOGEN PROJECT NAME:	Protocol ASI-2005-03

STUDY TITLE:	A Randomized Multicenter Study of Active Specific Immunotherapy with OncoVAX® in Patients with State II Colon Cancer

RXTRIALS Representative:	Adam Chasse, MHA (COO)

VACCINOGEN Representative:	Andrew Tussing (CEO)

TASK ORDER EXPIRATION DATE:	October 31, 2020

1.	THE SERVICES

RxTrials agrees to perform the Services as outlined in Schedule A, attached and incorporated by reference as part of this Task Order, and in accordance with the terms of the Master Services Agreement. At all times, and upon Vaccinogen's reasonable request, RxTrials shall use its best efforts, and in no event less than commercially reasonable efforts, to cooperate with any third party selected by Vaccinogen to assist RxTrials in performing the Services.

2.	COMPENSATION

In consideration for its performance of Services under this Task Order, VACCINOGEN shall pay RXTRIALS in accordance with the payment schedule as documented in Schedule B, attached and incorporated by reference as part of this Task Order.

Initials by RxTrials:

Initials by Vaccinogen:

1

3.	RECORD KEEPING AND RETENTION

With respect to this Task Order, RxTrials shall collect, prepare and maintain, and shall use its best efforts, and in no event less than commercially reasonable efforts, to cause each investigator to collect, prepare and maintain, complete, current, accurate, organized and legible study documentation, in each case in a manner acceptable for the collection of data for submission to, or review by, applicable regulatory authorities and in full compliance with the applicable protocol, applicable laws and such other policies and procedures as Vaccinogen may from time to time provide to RxTrials.

In the event of a termination of this Agreement or a Study for any reason whatsoever, RxTrials agrees to retain all records relating to this Agreement or the Study, as applicable, for a period of two (2) years following such termination; provided that RxTrials and Vaccinogen may agree to a longer retention period in writing. Any retention of records by RxTrials for longer than two (2) years may be an additional cost to Vaccinogen. At the end of any applicable record retention period, RxTrials shall either destroy all records relating to the Study or return them to Vaccinogen, in either case only at the direction of Vaccinogen.

4.	INSPECTIONS

RxTrials shall notify Vaccinogen immediately if any regulatory authority (i) contacts RxTrials with respect to any Study or study drug, (ii) conducts, or gives notice of its intent to conduct, an inspection at RxTrials or (iii) takes, or gives notice of its intent to take, any other regulatory action alleging improper or inadequate research practices with respect to any activity of RxTrials, whether or not in connection with the Services. RxTrials shall notify Vaccinogen immediately if RxTrials receives notice or otherwise learns that any regulatory authority (x) has contacted any investigator or institution with respect to the Study or study drug, (y) conducts or gives notice of its intent to conduct an inspection at any investigator or institution site or (z) takes, or gives notice of its intent to take, any other regulatory action alleging improper or inadequate research practices with respect to any activity of any Study investigator, institution or review board, whether or not in connection with the Services. RxTrials shall provide Vaccinogen with copies of such notice(s) and related correspondence within three (3) Business Days of receipt (or sooner if necessary to permit Vaccinogen to be present at such visit) and permit Vaccinogen representatives to be present at, or otherwise participate in, such inspections or regulatory actions with respect to a Study. RxTrials shall supply Vaccinogen with all documentation and information pertinent thereto and provide to Vaccinogen any proposed response. No submission made by RxTrials to any regulatory authority shall include any false or misleading information relating to any Study, study drug or Vaccinogen. RxTrials agrees to permit inspections of RxTrials facilities by regulatory authorities as may be required by applicable law.

5.	TERM; TERMINATION

This Project Order shall continue until the Services are completed in accordance with the timelines set forth in Schedule A attached to this Task Order or until terminated as provided in the Master Services Agreement.

Initials by RxTrials:

Initials by Vaccinogen:

2

6.	INCORPORATION OF MASTER SERVICES AGREEMENT BY REFERENCE

The Terms and Conditions of the Master Services Agreement are hereby incorporated by reference into and made a part of this Task Order. Unless otherwise stated in this Project Order, all defined terms within the Master Services Agreement shall have the same meaning when used in this Task Order. If any provisions of this Task Order are in direct conflict with the Master Services Agreement so that the provisions of both cannot be given effect, the terms of this Task Order shall govern the specific issue. In the event of any conflict between this Agreement and any provision of a Task Order, the terms of this Agreement shall control, except to the extent the Task Order expressly states that the provision in the Task Order takes precedence with respect to the Services provided under such Task Order.

7.	NOTICE

In addition to the recipients of notice listed in the Master Services Agreement and the obligations set forth therein, notices applicable to this Task Order Agreement shall also be sent to:

RxTrials representative:	Vaccinogen representative:
Name: Adam Chasse	Name: Andrew Tussing
Address: 2838 Leaf Shade Drive, Suite B	Address : 5300 Westview Drive, Sutie 406
Ellicott City, MD 21042	Frederick, MD 21703
Email address: adam.chasse@rxtrialsinc.com	Email address: atussing@vaccinogeninc.com
Copy to: michael.jay@rxtrialsinc.com

8.	ENTIRE AGREEMENT.

This Task Order, including the incorporated Terms and Conditions of the Master Services Agreement, represents the entire and integrated agreement between RxTrials and Vaccinogen and supersedes all prior negotiations, representations or agreements, either written or oral, regarding the Services which are the subject of this Task Order.

Initials by RxTrials:

Initials by Vaccinogen:

3

VACCINOGEN, INC.	RXTRIALS, INC.
By: ____________________________	By: ___________________________
Name:	Name:
Title:	Title:
Date: _________________	Date: _________________

Initials by RxTrials:

Initials by Vaccinogen:

4

SCHEDULE A – DESCRIPTION OF SERVICES

For Protocol ASI-2005-3, RxTrials will perform the following services:

PRE-STUDY

-	Attend Vaccinogen project kickoff meeting
-	Pre-qualify 120 sites via written questionnaires and phone interviews
-	Perform 54 onsite qualification visits (36 in US and 18 in Europe) in order to select 32 US sites and 15 European sites for inclusion in the study
-	Qualify and recommend vendor to handle internet publicity and subject recruitment
-	Work with 47 selected sites to create customized subject recruitment plans
-	Onsite training for tumor acquisition, preparation, and shipment for each of 15 US sites and 5 European sites
-	Regular written and verbal status updates to Vaccinogen (format to be decided upon at kickoff meeting)
-	Develop Study Reference Manual
-	Develop investigator grant template
-	Create monitoring plan
-	Create Trial Master File (TMF)
-	Facilitate translation of Informed Consent Forms
-	Distribute, negotiate, but not execute Clinical Study Agreements with selected sites. Vaccinogen reserves the right to (1) participate in all discussions, communications, decisions, and negotiations relating to the Study (including sites and investigators), and (2) negotiate directly, and exclusively with regards to RxTrials, with any sites, investigators, vendors or any other third parties in any matter relating to the Study.
-	Distribute, collect, review, and approve essential regulatory documents with selected sites in advance of site activation
-	Create study aids
-	Set up regulatory binders
-	Investigator Meetings – planning, management, and attendance
-	Overall Project Management

Initials by RxTrials:

Initials by Vaccinogen:

5

ENROLLMENT AND FOLLOW-UP PHASES:

-	Conduct Site Initiation Visits
-	Monitor all sites for compliance with protocol, study instructions, and applicable regulations throughout 26-month enrollment period and 34-month follow-up period (60 months total)
-	Administer payments to sites per the Clinical Study Agreements if directed to do so by Vaccinogen
-	Remote data review for all sites
-	Manage TMF, including periodic audits and transfer to Vaccinogen at end of study
-	Manage subject recruitment such that 550 subjects are enrolled by thirty-two (32) months after the effective date of this task order via the following activities:
o	Oversight of internet vendor
o	Weekly contact with each of the 47 sites to review screening and enrollment metrics, and to work with each site to address shortcomings and unanticipated challenges
o	During monitoring visits and additional booster visits as necessary, hold in-depth discussion with sites regarding progress and provide firsthand assistance in working with other stakeholder groups (e.g., referring physicians, hospital administrators, etc.)
o	Note – above timelines assume 6-month core pre-study phase (September 15, 2014 through March 15, 2015) and that Vaccinogen and other vendors not managed by RxTrials will complete their obligations such that sites are ready to enroll on a rolling basis throughout the pre-study phase; most site activations are expected to occur between March 15, 2015 and June 15, 2015

-	Manage subject retention via above tactics
-	Additional training and Quality Assurance of tumor acquisition, preparation, and shipping for each of 15 US sites and 5 European sites
o	Monthly QA visits during Year 1; two such visits will also include re-training per Vaccinogen’s training plan
o	Bimonthly QA visits during Year 2; two such visits will also include re-training per Vaccinogen’s training plan
-	Create and distribute study newsletters to sites
-	Manage IRB/EC annual reviews to ensure no site has an approval lapse
-	Regular written and verbal status updates to Vaccinogen (format to be decided upon at kickoff meeting)
-	Support collection of outstanding data and query resolution in advance of database lock
-	Conduct Closeout Visits with each site
-	Overall Project Management

Initials by RxTrials:

Initials by Vaccinogen:

6

THROUGHOUT THE STUDY:

-	At all times, RxTrials shall manage performance of the following tasks: data management and transfer (including capture), biostatistics, medical and safety monitoring (e.g., collection, management, and review of case report forms (CRF) and their clinical review), and safety (e.g., serious adverse event (SAE) documentation and reporting), provided that Vaccinogen may have third party vendors provide the forgoing. RxTrials may negotiate vendor contracts on Vaccinogen’s behalf using Vaccinogen’s pre approved contract. RxTrials will administer payments to such vendors on Vaccinogen’s behalf, provided that Vaccinogen may, in Vaccinogen's sole discretion, have a third party administer payments.

Projected Study Milestones:

These projected milestones are based upon assumptions provided to RxTrials by Vaccinogen. As of the effective date of this Task Order, Vaccinogen has not undertaken a recent detailed feasibility analysis for the Study; Vaccinogen therefore acknowledges and agrees that the Parties’ understanding of enrollment rates will evolve once additional feasibility for the conduct of this study is concluded.

Vaccinogen acknowledges and agrees that for this Study there several elements that could contribute to timeline delays that are not within RxTrials’ control, including but not limited to:

1) Response time from Vaccinogen on items requiring Vaccinogen’s feedback or approval

2) Investigators’ willingness to participate in the Study

3) Uncertainty of country selection

4) Study design not acceptable to IRBs/ECs

5) Vaccinogen positions on Clinical Study Agreement language or budgets that are not industry standard

6) Buildout of tumor preparation rooms

7) Safety-related study holds

Initials by RxTrials:

Initials by Vaccinogen:

7

RxTrials shall conduct the Study in accordance with the following milestones and timeline, provided that, failure to enroll by any sites selected by Vaccinogen or directed by Vaccinogen shall not be considered a failure on RxTrials’ part to meet timelines.

Milestone	Days After Effective Date of Task Order

1st Pre-Study visit conducted	110
1st Subject Enrolled	250
100% of U.S sites selected	260
10% of subjects enrolled	335
100% of sites activated	415
25% of subjects enrolled	500
50% of subjects enrolled	670
75% of subjects enrolled	850
100% of subjects enrolled	1,050

Initials by RxTrials:

Initials by Vaccinogen:

8

SCHEDULE B – BUDGET RELATING TO THE SERVICES

The Budget is based on hours spent, and assumes such hours will be distributed as needed over the scope period (and that other vendors/stakeholders do not experience significant delays). Below is a summary of the Budget for services performed directly by RxTrials. The Labor Fees portion of this Budget is a fixed price. All amounts set forth in this Schedule B are in United States dollars.

Operations Category	Line Item	Labor Fees	Pass-Through (est.)

	Protocol Review/Distribution	$-
Pre-Study	Identify Sites and Conduct Pre-Qualification Activity (CDAs, phone calls, forms, etc.)	$37,419
	Perform Pre-Study Visits (includes Recruitment Planning)	$223,496	$59,600

	Submit to WEU country ECs, manage annual renewals	$73,214
	Informed Consent - translation and finalization with sites	$24,072
	Negotiate Site Contracts	$76,032
	Site Regulatory Document Completion	$83,136
Study Startup	Prepare/Distribute Study Reference Manual	$9,100
	Create study aids for sites	$3,640
	Plan/manage investigator meeting	$18,340
	Attend investigator meetings (1 US, 1 WEU)	$74,544	$23,100
	Study team training	$21,296	$4,800

	NP and Pharmacy Tech - pre-activation	$135,304	$145,000
Training (tumor prep & vaccine admin)	NP and Pharmacy Tech - post-activation	$286,446	$150,000

	Design Study Recruitment & Risk Management Plan	$34,216
	Create/Distribute study newsletters	$55,328
Site Management	Weekly Site Management	$929,292
	Recruitment Booster Visits	$139,230	$57,000
	Provide Enrollment Reporting/Analysis	$-

	Create Monitoring Plan	$2,000
	Site Initiation Visits (SIVs)	$156,948	$50,000
Clinical Monitoring	Interim Monitoring Visits (IMVs)	$3,544,848	$1,028,000
	Remote Monitoring	$442,035
	Close-out Visits (COVs)	$128,412	$50,000
	Support Database Lock	$92,888

Quality Assurance	NP and Pharmacy Tech	$525,378	$600,000

Logistics	Manage sample shipments	$50,050
	Manage vaccine shipments	$50,050

Financial	Administer Site/Vendor Payments, Provide Financial Reporting	$120,114	$12,384

	Trial Master File - setup, maintenance, transfer	$198,520
Regulatory	Regulatory binders - setup and maintenance	$13,160
	Trial Master File - periodic audits	$80,080

	Monthly Project Management incl. meetings, reporting, & communication	$1,373,611	$13,000
Project Management	CRA & Clinical oversight (Lead CRA)	$807,644
	Administrative Support	$556,920

TOTALS		$10,366,764	$2,192,884

Initials by RxTrials:

Initials by Vaccinogen:

9

PASS-THROUGH COSTS:

A. Performance of the Services described in this Task Order will require RxTrials Representatives to travel to meetings and institution facilities. Such Representatives shall make the most cost effective decisions as to which mode of travel they will utilize and what costs they incur. Out-of-pocket costs related to this Services-related travel activity, as well as costs related to Services-related shipping of documents or checks, shall be considered pass-through costs.

Subject to the provisions of this section and the Master Services Agreement, Vaccinogen agrees to reimburse RxTrials for pass-through travel expenses, which are currently estimated to be two million one hundred ninety two thousand eight hundred and eighty four dollars ($2,192,884) for the duration of the project. Vaccinogen acknowledges and agrees that this estimate is based on project parameters provided by Vaccinogen (used to determine number of trips taken and other administrative tasks) as well as current pricing information from merchants such as airlines, hotels, couriers, etc. (to determine the dollar amount per trip or administrative task). Vaccinogen further acknowledges and agrees that market forces may cause price fluctuations that increase project pass-through costs, and that it will reimburse such costs as described herein even if there is a reasonable increase, provided that RxTrials has used its best efforts, and in no event less than commercially reasonable efforts, to avoid and minimize any such increase. For avoidance of doubt, if market forces cause price fluctuations that decrease project pass-through costs, the amount due from Vaccinogen will be adjusted accordingly.

B. Solely to the extent specified in this Task Order, Vaccinogen shall reimburse RxTrials for pass-through costs incurred by RxTrials. Pass-through costs not specified in the Budget of this Task Order shall be approved in advance and in writing by Vaccinogen in order to be reimbursed. Vaccinogen shall have no obligation to reimburse RxTrials for any costs that are in excess of the amounts specified in this Budget unless, and then only to the extent, any such excess costs are approved in writing in advance by Vaccinogen.

C. Only travel expenses which are in compliance with Vaccinogen’s Travel and Expense policy (if provided to RxTrials) and which are necessary to fulfill the Services will be invoiced to Vaccinogen. At all times, RxTrials shall use its best efforts, and in no event less than commercially reasonable efforts, to minimize such costs. RxTrials will prepare a summary report for Vaccinogen that details all travel expenses and all other pass-through costs incurred. RxTrials shall keep receipts and other supporting documentation for all pass-through costs. Subject to the audit provisions of the Master Services agreement, if RxTrials cannot provide supporting documentation of any pass-through cost, Vaccinogen shall have no obligation to pay for such cost. The amount of any such unsupported cost shall be credited or refunded to Vaccinogen upon its discovery.

D. As prepayment of pass-through expenses, one hundred twenty-five thousand dollars ($125,000) shall be due and payable no later than September 30, 2014. This will establish a pass-through pay-down account. RxTrials will track the disbursement of pass-through costs from the pass-through pay-down account and will invoice Vaccinogen seventy-five thousand dollars ($75,000) each month that the balance in the pass-through pay-down account drops below one hundred twenty five thousand dollars ($125,000), payable within thirty (30) days, until remaining pass-through are expected to equal what is left in the pay-down account.

Initials by RxTrials:

Initials by Vaccinogen:

10

EXHIBIT C

FEE SCHEDULE

Fixed Price Labor Fees

As shown in the table below, Vaccinogen will split the initial payment into two installments. The “First Initial Payment” will be in the amount of seven hundred thousand dollars ($700,000) and will made by Vaccinogen to RxTrials by 5:00 p.m Eastern Daylight Time on the first Business Day after signing this Task Order.

The “Second Initial Payment” will be in the amount of eight hundred thousand dollars ($800,000) and will be made by Vaccinogen to RxTrials no later than 5:00 p.m. Eastern Daylight Time on September 30, 2014. If the Second Initial Payment is not made by that time, RxTrials shall reserve the right to suspend performance of all or part of this Task Order until the Second Initial Payment is made.

In addition to below, three hundred and fifty thousand dollars ($350,000) worth of Vaccinogen Common Restricted stock priced at the closing price on the date of this Task Order and rounded to the nearest whole share will be granted upon contract signature and issued in the name as RxTrials directs Vaccinogen; Restricted Stock grant is subject to Vaccinogen, Inc. Board of Directors approval and will be in a schedule to be agreed upon. In absence of stock, the three hundred and fifty thousand dollars ($350,000) will be paid in cash no later than October 31, 2014.

Initials by RxTrials:

Initials by Vaccinogen:

11

Invoice Sent	Due Date	Amount Due

n/a	by 5pm EDT the day after Effective Date of Task Order	$700,000
n/a	By September 30, 2014 at 5pm EDT	$800,000
10-Sep-14	25-Oct-14	$220,000
1-Oct-14	15-Nov-14	$150,000
1-Nov-14	16-Dec-14	$175,000
1-Dec-14	15-Jan-15	$225,000
1-Jan-15	15-Feb-15	$225,000
1-Feb-15	18-Mar-15	$200,000
1-Mar-15	15-Apr-15	$265,000
1-Apr-15	16-May-15	$200,000
1-May-15	15-Jun-15	$200,000
1-Jun-15	16-Jul-15	$215,000
1-Jul-15	15-Aug-15	$250,000
1-Aug-15	15-Sep-15	$215,000
1-Sep-15	16-Oct-15	$220,000
1-Oct-15	15-Nov-15	$220,000
1-Nov-15	16-Dec-15	$220,000
1-Dec-15	15-Jan-16	$220,000
1-Jan-16	15-Feb-16	$220,000
1-Feb-16	17-Mar-16	$220,000
1-Mar-16	15-Apr-16	$220,000
1-Apr-16	16-May-16	$220,000
1-May-16	15-Jun-16	$220,000
1-Jun-16	16-Jul-16	$220,000
1-Jul-16	15-Aug-16	$220,000
1-Aug-16	15-Sep-16	$220,000
1-Sep-16	16-Oct-16	$200,000
1-Oct-16	15-Nov-16	$200,000
1-Nov-16	16-Dec-16	$200,000
1-Dec-16	15-Jan-17	$190,000
1-Jan-17	15-Feb-17	$190,000
1-Feb-17	18-Mar-17	$190,000

Initials by RxTrials:

Initials by Vaccinogen:

12

Invoice Sent	Due Date	Amount Due
1-Mar-17	15-Apr-17	$190,000
1-Apr-17	16-May-17	$150,000
1-May-17	15-Jun-17	$70,000
1-Jun-17	16-Jul-17	$39,772
1-Jul-17	15-Aug-17	$33,904
1-Aug-17	15-Sep-17	$50,000
1-Sep-17	16-Oct-17	$75,000
1-Oct-17	15-Nov-17	$75,000
1-Nov-17	16-Dec-17	$70,000
1-Dec-17	15-Jan-18	$70,000
1-Jan-18	15-Feb-18	$70,000
1-Feb-18	18-Mar-18	$70,000
1-Mar-18	15-Apr-18	$70,000
1-Apr-18	16-May-18	$70,000
1-May-18	15-Jun-18	$70,000
1-Jun-18	16-Jul-18	$62,508
1-Jul-18	15-Aug-18	$51,673
1-Aug-18	15-Sep-18	$51,673
1-Sep-18	16-Oct-18	$51,673
1-Oct-18	15-Nov-18	$51,673
1-Nov-18	16-Dec-18	$62,462
1-Dec-18	15-Jan-19	$62,508
1-Jan-19	15-Feb-19	$60,000
1-Feb-19	18-Mar-19	$60,000
1-Mar-19	15-Apr-19	$60,162
1-Apr-19	16-May-19	$51,673
1-May-19	15-Jun-19	$52,462
1-Jun-19	16-Jul-19	$52,508
1-Jul-19	15-Aug-19	$41,673
1-Aug-19	15-Sep-19	$41,673
1-Sep-19	16-Oct-19	$41,673
1-Oct-19	15-Nov-19	$41,673
1-Nov-19	16-Dec-19	$52,462
1-Dec-19	15-Jan-20	$52,508
1-Jan-20	15-Feb-20	$41,673
1-Feb-20	17-Mar-20	$31,673
1-Mar-20	15-Apr-20	$36,570
1-Apr-20	16-May-20	$60,986
1-May-20	15-Jun-20	$55,163
1-Jun-20	16-Jul-20	$37,694
1-Jul-20	15-Aug-20	$52,876
1-Aug-20	15-Sep-20	$13,867
1-Sep-20	16-Oct-20	$9,946
LABOR PAYMENTS DUE:		$10,366,764

Initials by RxTrials:

Initials by Vaccinogen:

13

The initial payment of one million five hundred thousand dollars ($1,500,000) (14.5% of the total labor budget) shall be nonrefundable, provided that, in the event that Vaccinogen terminates this Task Order for cause per Section 7.5 of the Master Services Agreement, Vaccinogen shall be entitled to recover a portion of the initial payment up to a maximum of seven hundred fifty thousand dollars ($750,000), subject to the following conditions:

1) The uncured material breach cited by Vaccinogen as “cause” must not be attributable, in whole or in part, to any material delay or material failure to perform on the part of Vaccinogen or any third party (not under the direction and control of RxTrials) providing any service related to the Study.

2) Such termination for cause must occur within thirty-two (32) months of the Effective Date of this Task Order.

3) Such recoverable amount will be prorated based on the amount of time from the Effective Date of this Task Order to the date of breach, and the amount of time from the date of breach to the Expiration Date of this Task Order.

Initials by RxTrials:

Initials by Vaccinogen:

14